Exhibit 99.j(2)

Versus Capital Multi-Manager Real Estate

Income Fund LLC

7100 E. Belleview Avenue, Suite 306

Greenwood Village, Colorado 80111-1632

The Bank of New York Mellon

100 Church Street

New York, New York  10286

Re:	Rule 17f-5 (“Rule 17f-5”) and Rule 17f-7 (“Rule 17f-7”) Under
the Investment Company Act of 1940 (the “1940 Act”)

Dear Sirs:

This document relates to The Bank of New York Mellon (“BNYM”) serving as the Foreign Custody Manager with respect to the portfolio of Versus Capital Multi-Manager Real Estate Income Fund LLC (the “Company”) set forth on Exhibit A hereto (the “Fund”) and to BNYM providing certain analysis to the Fund with respect to certain foreign securities depositories and foreign clearing agencies.  The date of this document is August 19, 2011.

1.             Rule 17f-5

1.1.          With respect to the “Foreign Assets” (as defined in Rule 17f-5(a)(2)) in such jurisdictions as BNYM and the Company may agree from time to time, the Company hereby delegates to BNYM and BNYM hereby accepts the delegation to it, of the obligation to serve as the Fund’s “Foreign Custody Manager” (as defined in Rule 17f-5(a)(3)).  As Foreign Custody Manager, BNYM shall:

a.             select “Eligible Foreign Custodians” (as defined in Rule 17f-5(a)(1)) to serve as foreign custodians and place and maintain the Fund’s Foreign Assets with such Eligible Foreign Custodians;

b.             in selecting an Eligible Foreign Custodian, first determine that Foreign Assets placed and maintained in the care of the Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Foreign Assets including, without limitation, those factors set forth in Rule 17f-5(c)(l)(i)-(iv);

c.             enter into a written contract with each Eligible Foreign Custodian selected by BNYM hereunder;

d.             determine that the written contract with each Eligible Foreign Custodian will provide reasonable care for the Foreign Assets, based on the standards applicable to custodians in the relevant market and after having considered all factors relevant to the safekeeping of such Foreign Assets (including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)-(iv)), and that each such contract satisfies the requirements of Rule 17f-5(c)(2);

e.             provide written reports (i) notifying the Company’s Board of Directors (the “Board”) of the placement of the Fund’s Foreign Assets with a particular Eligible Foreign Custodian, such reports to be provided at such time as such Board deems reasonable and appropriate, but not less often than quarterly, and (ii) promptly notifying the Board of any material change in the arrangements with an Eligible Foreign Custodian; and

f.              have established a system to monitor (i) the appropriateness of maintaining the Fund’s Foreign Assets with a particular Eligible Foreign Custodian selected hereunder and (ii) the performance of the governing contractual arrangements; it being understood, however, that in the event BNYM shall determine that the arrangement with any Eligible Foreign Custodian would no longer afford the Fund’s Foreign Assets reasonable care (as defined in Section 1.1(b) above) or would no longer be governed by a written contract providing for such care, BNYM shall promptly so advise the Fund.

BNYM shall not be responsible for the duties described in this Section 1.1 with respect to any foreign securities depository or foreign clearing agency.

1.2.          In acting as a Foreign Custody Manager for the Fund, BNYM shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund’s Foreign Assets would exercise in each jurisdiction where BNYM acts as Foreign Custody Manager for the Fund hereunder.  BNYM shall reimburse and pay the Fund for any loss or damage suffered by the Fund as a result of the performance of BNYM’s duties under this Section 1 where such loss or damage results from an act of negligence or willful misconduct on the part of BNYM hereunder.  Notwithstanding anything else in this document, BNYM shall not be liable to the Fund for any indirect, special or consequential damages (regardless of whether BNYM was aware of the possibility thereof) or for any matters relating to reasons or causes beyond its reasonable control.  BNYM shall be indemnified by the Fund for any damages (including attorneys’ and accountants’ fees) BNYM may incur in connection with the provision by BNYM of the services set forth in this Section 1 with respect to the Fund (provided BNYM will not be indemnified for damages which are the result of BNYM’s failure to exercise the reasonable care, prudence and diligence referenced in the first sentence of this Section 1.2).

1.3.          In acting as a Foreign Custody Manager, BNYM shall not supervise, recommend or advise the Fund relative to the investment, purchase, sale, retention or disposition of any assets in any particular country, including with respect to prevailing Country Risks.

2.             Rule 17f-7

2.1.          (a)           The Company appoints BNYM to provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis (in form and substance as reasonably determined by BNYM) of the custody risks associated with maintaining assets with each foreign securities depository or foreign clearing agency listed on Exhibit B hereto (as the same may be changed by BNYM from time to time) in accordance with Rule 17f-7(a)(1)(i)(A).  BNYM shall monitor such custody risks on a continuing basis and in such manner as BNYM deems reasonable, and shall promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any adverse material changes in such risks in accordance with Rule 17f-7(a)(1)(i)(B).

(b)           Only an entity that BNYM has determined satisfies the requirements of Rule 17f-7(b)(1) as an “Eligible Securities Depository” (as defined in Rule 17f-7(b)(1)) will be included by BNYM on Exhibit B hereto (as the same may be changed by BNYM from time to time).  In such manner as BNYM deems reasonable, BNYM shall give the Fund prompt notice of any material change known to BNYM that would adversely effect BNYM’s determination that an entity is an Eligible Securities Depository.

2.2.          In performing its obligations under this Section 2, BNYM may obtain information from sources BNYM believes to be reliable, but BNYM does not warrant its completeness or accuracy and has no duty to verify or confirm any such information.  BNYM’s obligations under this Section 2 do not include any evaluation of Country Risks.  BNYM is not obligated to make any determination regarding whether any Eligible Securities Depository provides reasonable care for Foreign Assets or to provide any information or evaluation comparing any Eligible Securities Depository to any other securities depository or any existing or proposed standards for securities depositories.

2.3.          The Fund acknowledges that they may maintain assets only at the foreign securities depositories or foreign clearing agencies listed on Exhibit B hereto (as the same may be changed by BNYM from time to time).  If the Fund maintains assets at a foreign securities depository or foreign clearing agency listed on Exhibit B (including assets maintained by the Fund at the time this document is entered into) or the Fund enters into a transaction with respect to assets that as a matter of practice are or may be maintained at a foreign securities depository or foreign clearing agency listed on Exhibit B, such action will serve as the Fund’s acknowledgement that such foreign securities depository or foreign clearing agency is acceptable to it.  The decision to use a particular foreign securities depository or foreign clearing agency is a Fund responsibility.

2.4.          BNYM shall exercise reasonable care, prudence and diligence in performing its duties pursuant to Section 2 hereof.  BNYM shall reimburse and pay the Fund for any loss or damage suffered by the Fund as a result of the performance of BNYM’s duties under this Section 2 where such loss or damage results from an act of negligence or willful misconduct on the part of BNYM hereunder.  Notwithstanding anything else in this document, BNYM shall not be liable to the Fund for any indirect, special or consequential damages (regardless of whether BNYM was aware of the possibility thereof) or for any matters relating to reasons or causes beyond its reasonable control.  BNYM shall be indemnified by the Fund for any damages (including attorneys’ and accountants’ fees) BNYM may incur in connection with the provision by BNYM of the services set forth in this Section 2 with respect to the Fund (provided BNYM will not be indemnified for damages which are the result of BNYM’s failure to exercise the reasonable care, prudence and diligence referenced in the first sentence of this Section 2.4).

3.             General

3.1.          Notwithstanding the provisions of any other arrangements between BNYM and the Company or otherwise, the Fund hereby agrees that assets may be maintained with any Eligible Foreign Custodian referred to in Section 1.1 above and any foreign securities depository or foreign clearing agency which is acceptable to it as referenced in Section 2.3 above (without the need to comply with any notice or consent or other requirements which may be set forth in any such arrangements).

3.2.          This document shall terminate simultaneously with the termination of the custody agreement between BNYM and the Company, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination (which shall be not less than thirty days after the date of such notice).  Indemnification obligations set forth in this document shall survive termination of this document.

3.3.          This document shall apply only to the Fund on Exhibit A hereto (as the same may be amended from time to time on written agreement of BNYM and the Company).

3.4.          For the services provided with respect to the Fund pursuant to this document, the Fund shall pay such compensation as agreed in writing by BNYM and the Company.

3.5.          This document shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof.  Each party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this document.

3.6.          For purposes of this document, “Country Risks” means systematic risks of holding assets in a particular country, including but not limited to (a) such country’s financial infrastructure, (b) such country’s prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) regulation of the banking or securities industry (provided that, for purposes of BNYM’s obligations under Section 2 above, to the extent required by Rule 17f-7 the extent and quality of regulation and independent examination of a particular foreign securities depository or foreign clearing agency is not included in the term “Country Risks”), (e) currency controls, restrictions, devaluations or fluctuations and (f) market conditions which affect the orderly execution of securities transactions or affect the value of assets.

If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by signing below.

Very truly yours,

THE BANK OF NEW YORK MELLON

By:	/s/ Stephen Cook
Name:	Stephen Cook
Title:	Managing Director

Agreed and Accepted:

VERSUS CAPITAL MULTI-MANAGER REAL ESTATE INCOME FUND LLC

By:	/s/ Mark Quam
Name:	Mark Quam
Title:	CEO

Exhibit A

List of Funds

Versus Capital Multi-Manager Real Estate Income Fund LLC

Exhibit B

Eligible Depositories

Subcustodians are selected for the network based on a variety of criteria, such as compliance with worldwide regulatory requirements, competitive pricing, general market reputation, SWIFT message capabilities, financial strength, overall banking relationship with The Bank of New York Mellon, and ability to consistently meet our clients’ needs.

Each bank must meet a set of stringent performance standards prior to selection, which are reexamined during regular reviews and on-site visits.

As part of our review, we have identified subcustodians in eight countries that may not fully meet the exacting criteria of Rule 17f-5 of the Investment Company Act of 1940 or of the United States ERISA.  For your assistance we have listed the remaining subcustodians, omitting subcustodians in those eight countries: the Western African Economic and Monetary Union (Benin, Burkina Faso, Guinea Bissau, Ivory Coast, Mali, Niger, Senegal and Togo).

Country/Market	Subcustodian(s)
Argentina	Citibank, N.A.
Australia	National Australia Bank Ltd
Austria	UniCredit Bank Austria AG Citibank N.A.
Bahrain	HSBC Bank Middle East Ltd
Bangladesh	Standard Chartered Bank
Belgium	Citibank International Plc
Bermuda	HSBC Bank Bermuda Limited
Botswana	Stanbic Bank Botswana Ltd
Brazil	Citibank N.A.
Bulgaria	ING Bank N.V.
Canada	CIBC Mellon Trust Co
Cayman Islands	The Bank of New York Mellon
Channel Islands	The Bank of New York Mellon
Chile	Citibank N.A.
China Shanghai	HSBC Bank (China) Company Limited
China Shenzhen	HSBC Bank (China) Company Limited
Colombia	Cititrust Colombia S.A.
Costa Rica	Banco Nacional de Costa Rica
Croatia	Privredna banka Zagreb d.d.
Cyprus	BNP Paribas Securities Services, Athens
Czech Republic	ING Bank N.V. Prague
Denmark	Danske Bank
Ecuador	Banco de la Produccion S.A.
Egypt	HSBC Bank Egypt S.A.E.
Estonia	SEB Pank AS
Euromarket	Clearstream Banking Luxembourg

Country/Market	Subcustodian(s)
Euromarket	Euroclear Bank
Finland	SEB Helsinki
France	BNP Paribas Securities Services Citibank International plc
Germany	The Bank of New York Mellon SA/NV
Ghana	Stanbic Bank Ghana Ltd
Greece	BNP Paribas Securities Services, Athens
Hong Kong	HSBC Ltd
Hungary	ING Bank (Hungary) Rt.
Iceland	Landsbankinn hf
India	Deutsche Bank AG / HSBC Ltd
Indonesia	HSBC Ltd
Ireland	The Bank of New York Mellon
Israel	Bank Hapoalim B.M.
Italy	Intesa Sanpaolo S.p.A. Citibank N.A.
Japan	The Bank of Tokyo-Mitsubishi UFJ Ltd / Mizuho Corporate Bank, Ltd
Jordan	HSBC Bank Middle East Ltd
Kazakhstan	HSBC Ltd
Kenya	CFC Stanbic Bank Limited
Kuwait	HSBC Bank Middle East Ltd
Latvia	AS SEB banka
Lebanon	HSBC Bank Middle East Ltd
Lithuania	SEB Vilniaus Bankas
Luxembourg	Banque et Caisse d’Epargne de l’Etat Luxembourg
Malaysia	HSBC Bank Malaysia Berhad
Malta	HSBC Bank Malta p.l.c.
Mauritius	HSBC Ltd
Mexico	Banco Nacional de Mexico S.A.
Morocco	Citibank Maghreb
Namibia	Standard Bank Namibia Ltd
Netherlands	The Bank of New York Mellon SA/NV
New Zealand	National Australia Bank
Nigeria	Stanbic IBTC Bank Plc
Norway	DnB NOR Bank ASA
Oman	HSBC Bank Middle East Ltd
Pakistan	Deutsche Bank AG
Palestinian Autonomous Area	HSBC Bank Middle East Ltd
Peru	Citibank del Perú
Philippines	HSBC Ltd
Poland	ING Bank Slaski
Portugal	Citibank International Plc, Sucursal em Portugal
Qatar	HSBC Bank Middle East Ltd

Country/Market	Subcustodian(s)
Romania	ING Bank
Russia	ING Bank (Eurasia) ZAO
Saudi Arabia	HSBC Bank Middle East Ltd
Serbia	UniCredit Bank Austria AG
Singapore	United Overseas Bank Limited / DBS Bank Ltd
Slovak Republic	ING Bank N.V.
Slovenia	UniCredit Banka Slovenia d.d.
South Africa	Standard Bank of South Africa Limited
South Korea	HSBC Ltd
Spain	Banco Bilbao Vizcaya Argentaria S.A./ Santander Investment, S.A.
Sri Lanka	HSBC Ltd
Swaziland	Standard Bank Swaziland Limited
Sweden	Skandinaviska Enskilda Banken AB
Switzerland	Credit Suisse AG
Taiwan	Standard Chartered Bank (Taiwan) Ltd
Thailand	HSBC Ltd / Bangkok Bank Public Company Limited
Trinidad & Tobago	Republic Bank Limited
Tunisia	Banque Internationale Arabe de Tunisie
Turkey	Deutsche Bank A.S. Istanbul
Ukraine	ING Bank Ukraine
United Arab Emirates	HSBC Bank Middle East Ltd
United Kingdom	The Bank of New York Mellon/ Deutsche Bank AG London (Depository and Clearing Centre)
United States	The Bank of New York Mellon
Uruguay	Banco Itau Uruguay S.A.
Venezuela	Citibank, N.A.
Vietnam	HSBC Bank (Vietnam) Ltd
Zambia	Stanbic Bank Zambia Ltd
Zimbabwe	Stanbic Bank Zimbabwe Ltd

SECURITY CAPITAL RESEARCH & MANAGEMENT

Incorporated

Schedule of Authorized Operations Individuals
April 14, 2011

The following individuals are authorized to act on behalf of Security Capital Research & Management Incorporated and the accounts they manage with regards to the back office and trade settlement process as well as corporate actions:

Name	Signature

Jennifer L. Lowe	/s/ Jennifer L. Lowe

Michael J. Heller	/s/ Michael J. Heller

Diandra A. Bucciarelli	/s/ Diandra A. Bucciarelli

Katrina C. Hilton	/s/ Katrina C. Hilton

Adam N. Silca	/s/ Adam N. Silca